UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2026

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Board Size

On September 3, 2026, the Board of Directors (the “Board”) of Reborn Coffee, Inc. (the “Company”) increased the size of the Board from seven members to eight members.

Appointment of Directors

On September 3, 2026, the Board appointed James Lim and Edward Park to fill vacancies on the Board, including the vacancy created by the increase in Board size. Prior to the appointments, the Board consisted of six directors. The appointments of Mr. Lim and Mr. Park filled two vacancies on the Board. Mr. Lim and Mr. Park will serve on the Board until the Company’s next annual stockholder meeting or until their successors have been duly appointed and qualified or until their earlier death, resignation, retirement, disqualification, removal from office or other cause.

Neither Mr. Lim nor Mr. Park has been appointed to serve on any committee of the Board.

Mr. Lim and Mr. Park will not receive any compensation for their service as directors of the Company.

Neither Mr. Lim nor Mr. Park was selected to serve as a director pursuant to any arrangement or understanding between such individual and any other person. Neither Mr. Lim nor Mr. Park has engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2026

REBORN COFFEE, INC.

By:	/s/ Jung Jae Lim
Name:	Jung Jae Lim
Title:	Chief Executive Officer

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